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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED
IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
LATITUDE COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LATITUDE COMMUNICATIONS, INC.
2121 TASMAN DRIVE
SANTA CLARA, CA 95054

Notice of Annual Meeting of Stockholders
To Be Held June 7, 2001

    On Thursday, June 7, 2001, Latitude Communications, Inc., a Delaware corporation (the "Company"), will hold its Annual Meeting of Stockholders at the principal executive offices of the Company, located at 2121 Tasman Drive, Santa Clara, CA. The meeting will begin at 9:00 a.m. local time.

    Only stockholders who owned stock at the close of business on April 13, 2001 may vote at this meeting or any adjournment that may take place. At the meeting we will:

  •
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year.

  •
  Transact any other business properly brought before the Meeting.

    Our Board of Directors recommends that you vote in favor of the proposal outlined in the attached Proxy Statement.

    We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Rick M. McConnell Vice President, Finance and Chief Financial Officer

Santa Clara, California
May 3, 2001

LATITUDE COMMUNICATIONS, INC.
2121 TASMAN DRIVE
SANTA CLARA, CA 95054

PROXY STATEMENT
FOR THE
2001 ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2001

    Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

    The Board set April 13, 2001 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 19,303,111 shares of common stock were outstanding on the record date.

    Voting materials, which include this Proxy Statement, a proxy card and the 2000 Annual Report, will be mailed to stockholders on or about May 3, 2001.

    We will mail without charge, upon written request, a copy of our annual report on form 10-K, including the financial statements, schedules and list of exhibits. Requests should be sent to Latitude Communications, Inc., 2121 Tasman Drive, Santa Clara, CA 95054 Attn: Investor Relations.

    In this Proxy Statement:

  •
  "We," "us," "our," "Latitude" and the "Company" refer to Latitude Communications, Inc.

  •
  "Annual Meeting" or "Meeting" means our 2001 Annual Meeting of Stockholders

  •
  "Board of Directors" or "Board" means our Board of Directors

  •
  "SEC" means the Securities and Exchange Commission

    We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

    The Annual Meeting is being held on Thursday, June 7, 2001 at 9:00 a.m. local time at our principal executive offices located at 2121 Tasman Drive, Santa Clara, California.

    All stockholders who owned shares of our stock as of April 13, 2001, the record date, may attend the Annual Meeting.

Purpose Of The Proxy Statement And Proxy Card

    You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 13, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

    When you sign the proxy card, you appoint Emil C.W. Wang and Rick M. McConnell as your representatives at the meeting. Mr. Wang and Mr. McConnell will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposal To Be Voted On At This Year's Annual Meeting

    You are being asked to vote on the ratification of our appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year.

    The Board of Directors recommends a vote FOR this proposal.

Voting Procedure

You may vote by mail

    To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

    We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

    If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date, or

  •
  voting in person at the Annual Meeting.

Multiple Proxy Cards

    If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

    Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting, or

  •
  has properly submitted a proxy card.

    A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

Consequences of Not Returning Your Proxy; Broker Non-Votes

    If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

  •
  vote your shares on routine matters, or

  •
  leave your shares unvoted.

    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to

"routine" matters (such as the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote."

    Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

    We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

    Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

    The ratification of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use Of Outside Solicitors

    Latitude Communications, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Vote Tabulation

    Votes cast by proxy or in person at the Annual Meeting will be counted by the Inspector of Elections with the assistance of our transfer agent. The Inspector of Elections will also determine whether a quorum is present at the Annual Meeting. Rick M. McConnell, our Vice President, Finance and Chief Financial Officer, will serve as Inspector of Elections.

    The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR the proposal discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

    We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

    We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (408) 988-7200 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

    We do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by March 17, 2001 if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Mr. Wang and Mr. McConnell to vote on such matters at their discretion.

Proposals For 2002 Annual Meeting

    Proposals of stockholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting must be received by Rick M. McConnell, Vice President, Finance and Chief Financial Officer, Latitude Communications, Inc., 2121 Tasman Drive, Santa Clara, California 95054, no later than December 28, 2001.

    For proposals, other than for nomination of a person for election to the Board, to be brought before an annual meeting by a stockholder timely notice must be given to the secretary of the Company and such business must be a proper matter for stockholder action under Delaware General Corporation Law. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 20 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such written notice must include the specific information listed in the Company's Bylaws.

    For nomination of a person for election to the Board, a stockholder's notice must be delivered to the secretary of the Company at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stock holder will be timely if it is received by the secretary no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such written notice must indicate the specific information listed in the Company's Bylaws.

    In addition, if the Company is not notified of a stockholder proposal by the date that is 45 days prior to the anniversary date of this year's proxy mailing, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

PROPOSAL

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP as our independent accountants. PricewaterhouseCoopers LLP has served as our independent accountants since 1993. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows how much common stock is owned by the owners of more than 5% of our outstanding common stock, the directors, the Named Executive Officers identified on page 11 and all directors and executive officers as a group, as of March 31, 2001

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock(1)(2)
Entities affiliated with Mayfield Fund 2800 Sand Hill Road Menlo Park, CA 94025	1,613,069	(3)	8.87%
Entities affiliated with Brown Investment Advisory & Trust Company 19 South Street Baltimore, MD 21202	1,332,671	(4)	6.90%
Entities affiliated with RS Investment Management Company 338 Market Street, Suite 200 San Francisco, CA 94111	2,005,000	(5)	10.39%
Entities affiliated with Franklin Resources Inc. 777 Mariners Island Boulevard San Mateo, CA 94404	1,676,100	(6)	8.68%
Emil C.W. Wang	1,153,326	(7)	5.93%
F. Gibson Myers.	1,772,298	(8)	9.18%
Robert J. Finocchio, Jr.	102,031	(9)	*
Klaus-Dieter Laidig	5,625	(10)	*
James L. Patterson	180,875	(11)	*
Rick M. McConnell	117,681	(12)	*
Edward D. Tracy	297,719	(13)	1.54%
R. Dixon Speas	76,777	(14)	*
Stephen S. Pao	100,794	(15)	*
Janet A. Gregory	188,250	(16)	*
All directors and executive officers as a group (12 persons)	2,315,529	(17)	11.67%

*
Less than 1%.
(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after March 31, 2001.
(2)
Percentage of beneficial ownership is based on 19,303,111 shares outstanding as of March 31, 2001. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after March 31, 2001, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13D's or 13G's, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2000.

(3)
Includes 1,494,944 shares held by Mayfield VII and 118,125 shares held by Mayfield Associates Fund II. Does not include 414,804 shares beneficially owned by individuals affiliated with Mayfield Fund. Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of December 31, 2000.
(4)
Includes 622,340 shares held by Brown Investment Advisory & Trust Company and 710,331 shares held by Brown Advisory Incorporated. Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of December 31, 2000.
(5)
Includes 305,000 shares held by RS Investment Management Co. LLC and 1,700,000 shares held by RS Diversified Growth Fund. Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of March 31, 2001.
(6)
Includes 1,080,600 shares held by Templeton Investment Counsel, LLC, 495,500 shares held by Franklin Templeton Investments Corp. and 100,000 shares held by Franklin Templeton Investment Management Limited. Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of February 2, 2001.
(7)
Includes 10,800 shares held by Mr. Wang as Custodian Under UGMA for Kevin E. Wang, 10,800 shares held by Mr. Wang as Custodian Under UGMA for Brian F. Wang and 10,800 shares held by Mr. Wang as Custodian under UGMA for Katherine E. Wang. Also includes 150,276 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(8)
Includes 1,494,944 shares held by Mayfield VII and 118,125 shares held by Mayfield Associates Fund II. Because Mr. Myers is a general partner of Mayfield Fund, the general partner of each of Mayfield VII and Mayfield Associates Fund II, he may be deemed to be a beneficial owner of the shares held by Mayfield VII and Mayfield Associates Fund II. Mr. Myers disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in Mayfield VII and Mayfield Associates Fund II. Also includes 134,838 shares held in various family trusts, 23,766 shares owned directly and 625 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(9)
Includes 4,531 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(10)
Consists of 5,625 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(11)
Includes 25,625 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001 and 155,250 shares held by the Patterson Family Trust.
(12)
Includes 115,556 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(13)
Includes 71,423 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(14)
Includes 74,777 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(15)
Includes 67,794 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.
(16)
Includes 300 shares held by Ms. Gregory's spouse.
(17)
Includes 544,281 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

MANAGEMENT

Executive Officers and Directors

    The following table provides information with respect to our executive officers and directors as of March 31, 2001:

Name	Age	Position
Emil C.W. Wang	49	President, Chief Executive Officer and Director
Rick M. McConnell	35	Vice President, Finance and Chief Financial Officer
R. Dixon Speas, Jr.	54	Vice President, Worldwide Support and International Sales
Edward D. Tracy	41	Vice President, Service Provider Solutions
Stephen S. Pao	33	Vice President, Marketing
David N. Bieselin	37	Vice President, Product Development
Debi J. Hirshlag	35	Vice President, Human Resources and Administration
Robert J. Finocchio, Jr.	49	Director
Klaus Dieter Laidig	58	Director
James L. Patterson	63	Director

    Mr. Wang, the Company's founder, has served as President and Chief Executive Officer and as a Director since the Company's inception in April 1993. Before founding the Company, Mr. Wang served in various management positions with Aspect Telecommunications Corporation, a provider of call center systems. Prior to Aspect, Mr. Wang was employed with ROLM Corporation, a manufacturer of PBX systems, and was a consultant with Bain & Co., a management consulting firm. Mr. Wang holds a B.S. degree in Civil Engineering from Princeton University and an M.S. degree in Structural Engineering from Stanford University and an M.B.A. degree from Stanford Graduate School of Business.

    Mr. McConnell has served as the Company's Vice President, Finance and Chief Financial Officer since December 1998. In addition to these roles, Mr. McConnell also served as the Company's Vice President, Administration from December 1998 until February 2001. From January 1994 to November 1998, Mr. McConnell was Chief Financial Officer and Vice President, Finance and Administration of Storm Technology, Inc., a maker of personal scanners, and served as Director of Finance and Administration of Storm from June 1992 until January 1994. From July 1987 to June 1990, Mr. McConnell was employed as a financial engineer by The First Boston Corporation, predecessor to Credit Suisse First Boston, a financial services firm. Mr. McConnell holds a B.A. degree in Quantitative Economics from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business.

    Mr. Speas has served as the Company's Vice President, Worldwide Support and International Sales since September 1999. From March 1989 to August 1999, Mr. Speas served in various management positions with Aspect Telecommunications Corporation, most recently Vice President, Asia Pacific and Latin America. Mr. Speas holds a B.S. degree in Industrial Engineering and an M.S. degree in Operations Research from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business.

    Mr. Tracy has served as the Company's Vice President, Service Provider Solutions since August 2000 and previously served as our Vice President, Product Development from March 1998 to August 2000, Vice President, Product Operations from December 1996 to March 1998 and Director of Engineering from May 1993 to December 1996. From January 1986 to May 1993, Mr. Tracy served in various management positions with Aspect, including Director of Engineering from May 1991 to May 1993. Before Aspect, Mr. Tracy worked with DAVID Systems, Inc., a telecommunications company, as a designer of voice/data switching PBX systems. Mr. Tracy holds an Sc.B. degree in

Engineering from Brown University and an M.S.E.E. degree in Electrical Engineering from Stanford University.

    Mr. Pao has served as the Company's Vice President, Marketing since November 2000 and previously served as our Vice President, Product Management from July 1999 to November 2000. From April 1997 to July 1999, Mr. Pao was a Director of Product Marketing for the Company and from November 1994 to April 1997 Mr. Pao was a Product Manager for the Company. Before joining the Company, Mr. Pao was a Product Manager at Visioneer, Inc., a desktop scanning hardware and software maker, from September 1993 to October 1994 and Product Manager at Oracle Corporation, a supplier of information management software, from August 1990 to November 1993. Mr. Pao holds a B.S. degree in Electrical Sciences and Engineering and an M.S. degree in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

    Mr. Bieselin has served as the Company's Vice President, Product Development since August 2000. From July 1998 to August 2000 he served as Director of Product Development and from January 1997 to July 1998 Mr. Bieselin was a Manager of Product Development for the Company. From October 1993 to January 1997 he was a member our technical staff. Mr. Bieselin holds a B.S. degree in Electrical Engineering from Clarkson University and an M.S. in Electrical Engineering from Stanford University.

    Ms. Hirshlag has served as our Vice President, Human Resources and Administration since February 2001. Prior to joining the company she was a Human Resources Director and later a Director of Strategic Human Resources Projects at Seagate Technology, a manufacturer of disc drives, where she worked from January 1998 to January 2001. From March 1996 to January 1998 Ms. Hirshlag served as a Human Resources Manager at the Pepsi-Cola Company, a producer of soft drinks. Ms. Hirshlag holds a B.S. degree in Industrial Management from Carnegie Mellon University and an A.M. degree in Labor and Industrial Relations from the University of Illinois.

    Mr. Finocchio has served as a director of the Company since August 1995. In September 2000, Mr. Finocchio retired from Informix Corporation, a provider of information management software, where he had served as Chairman of the Board of Directors since July 1997. From July 1997 to July 1999 in addition to serving as Chairman, Mr. Finocchio also served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Before his employment with 3Com, Mr. Finocchio held various executive positions in sales and service with Rolm Corporation, most recently as Vice President of Rolm Systems Marketing. Mr. Finocchio is a Regent of Santa Clara University. Mr. Finocchio is also a director of Resonate Corporation, a provider of software solutions for e-business companies, Echelon Corporation, a supplier of control networks products and services, and Turnstone Systems, Inc., a telecommunications equipment supplier. Mr. Finocchio holds a B.S. degree in Economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

    Mr. Laidig joined the Company's Board of Directors in November 1999. Since December 1997 he has served as Managing Partner of Laidig Business Consulting GmbH, a consulting firm which works with high tech companies. From April 1967 to June 1998 Mr. Laidig served in various positions for Hewlett-Packard GmbH, the German subsidiary of Hewlett Packard Company, a global provider of computing and imaging solutions and services including from 1985 to 1998 as General Manager. Mr. Laidig also serves as a director of Agile Software Corporation and SAP AG, international developer and supplier of integrated business application software. Mr. Laidig holds an M.B.A. degree from the University of Applied Sciences in Pforzheim, Germany.

    Mr. Patterson has been a director of Latitude since July 1993. Mr. Patterson has been an independent consultant since June 1987. Mr. Patterson also serves as a director of Agile Software

Corporation, a product content management software company. Mr. Patterson holds a B.S.E.E. degree in Electrical Engineering from the University of Colorado.

    This section does not include information for F. Gibson Myers, Jr. Mr. Myers is currently a director of the Company but will not be standing for reelection this year. As a result, Mr. Myers will no longer be a director of the Company as of the Annual Meeting. There are no family relationships among any of the directors or executive officers of the Company. Storm filed for Chapter 7 bankruptcy protection in November 1998 when Mr. McConnell was Storm's Chief Financial Officer and Vice President, Finance and Administration.

Board Composition

    Our Certificate of Incorporation requires that the Board of Directors is divided into three classes, with staggered three-year terms. The Class I director, whose term expires at the Annual Meeting is F. Gibson Myers, Jr. Mr. Myers will not be standing for reelection at the annual meeting. The Board expects to appoint an individual to serve as the Class I director after the annual meeting. The Class II directors whose terms expire at our 2002 annual meeting are James L. Patterson and Robert J. Finocchio, Jr. and the Class III directors whose terms expire at our 2003 Annual Meeting of Stockholders are Klaus-Dieter Laidig and Emil C.W. Wang.

Meetings And Committees Of The Board Of Directors

    During the last fiscal year (the period from January 1, 2000 through December 31, 2000), the Board met eight times. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee and an Audit Committee.

    James Patterson and Gibson Myers are members of the Compensation Committee. The Compensation Committee held one meeting during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers our 1993 Stock Plan, 1999 Stock Plan, 1999 Directors' Stock Plan and 1999 Employee Stock Purchase Plan.

    The Audit Committee is comprised of directors Robert Finocchio and James Patterson. The Board expects to appoint one additional member to the Audit Committee by June 14, 2001 in compliance with recently adopted Nasdaq rules. The Audit Committee held four meetings during the last fiscal year. The functions of the Audit Committee are to recommend the engagement of the independent public accountants, to monitor the effectiveness of the audit effort, and to monitor our financial and accounting organization and its system of internal accounting controls. The Audit Committee has a written charter, which is attached as Appendix A to this proxy statement.

    The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

    Directors currently receive no cash fees for serving on our board, but they are reimbursed for out-of-pocket expenses incurred in connection with Board meeting attendance.

    All non-employee directors participate in the 1999 Directors' Stock Plan. Under this plan, when each non-employee director first becomes a director, they receive nonstatutory options to purchase 20,000 shares. Thereafter, on the date of each annual meeting of the Company's stockholders, each such non-employee director shall be granted an additional option to purchase 5,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. All of our non-employee directors will have served for more than six months at the time of the Annual Meeting, so they will receive options to purchase 5,000 shares of the Company's Common Stock under the Directors' Plan if they remain on the Board after the Annual Meeting.

    Employee directors receive no additional compensation for serving on the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the compensation earned by (a) our Chief Executive Officer; (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2000; and (c) an executive officer who would otherwise be included in such table but for the fact that this individual was no longer serving as an executive officer on December 31, 2000 (collectively the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
Emil C.W. Wang President and Chief Executive Officer	2000 1999 1998	168,216 160,829 152,696	28,090 30,592 17,348	(1)	6,790 40,337 151,200	1,000 1,264 1,242	(2) (2)(3) (2)(3)
Rick M. McConnell Vice President, Finance and Chief Financial Officer	2000 1999 1998	153,098 146,250 7,157	34,144 45,819 —		36,790 445 195,000	— 1,097 —
R. Dixon Speas, Jr. Vice President, Worldwide Sales and Support	2000	141,846	60,031	(4)	42,597	—
Edward D. Tracy Vice President, Service Provider Solutions	2000 1999 1998	168,220 141,667 118,529	9,429 20,137 26,090		36,790 45,337 46,200	— 108 192	(3) (3)
Stephen S. Pao Vice President, Marketing	2000	148,220	14,144		44,440	—
Janet A. Gregory (5) Vice President, Sales	2000 1999 1998	115,556 101,663 98,754	32,372 104,943 92,061	(6) (7)	6,790 35,337 53,700	— — 156	(3)

(1)
Bonus figures for Fiscal Year 2000 have been calculated on an accrual basis. These figures exclude bonuses earned in Fiscal Year 1999 but paid in January 2000 and include bonuses earned in Fiscal Year 2000 but paid in January 2001.

(2)
Consists of reimbursement for tax preparation.

(3)
Consists of life insurance premiums paid by the Company.

(4)
Includes $44,434 in sales commissions.

(5)
Ms. Gregory resigned from her employment with Latitude in October 2000.

(6)
Includes $46,067 in sales commissions.

(7)
Includes $94,488 in sales commissions.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year(%)(3)
Exercise of Base Price ($/sh)
Expiration Date
Name					5% ($)	10% ($)
Emil C.W. Wang	4,790 1,500 500	0.29 0.09 0.03	27.88 19.25 18.50	1/11/10 3/2/10 3/6/10	84,058 18,172 5,821	213,070 46,058 14,755
Rick M. McConnell	4,790 1,500 500 30,000	0.29 0.09 0.03 1.84	27.88 19.25 18.50 5.38	1/11/10 3/2/10 3/6/10 8/3/10	84,058 18,172 5,821 101,479	213,070 46,058 14,755 257,209
R. Dixon Speas	10,000 1,597 500 500 30,000	0.61 0.10 0.03 0.03 1.84	27.88 27.88 19.25 18.50 5.38	1/3/10 1/11/10 3/2/10 3/6/10 8/3/10	175,486 28,025 6,057 5,821 101,479	444,822 71,038 15,353 14,755 257,209
Edward D. Tracy	4,790 1,500 500 30,000	0.29 0.09 0.03 1.84	27.88 19.25 18.50 5.38	1/11/10 3/2/10 3/6/10 8/3/10	84,058 18,172 5,821 101,479	213,070 46,058 14,755 257,209
Stephan S. Pao	3,065 875 500 40,000	0.19 0.05 0.03 2.45	27.88 19.25 18.50 5.38	1/11/10 3/2/10 3/6/10 8/3/10	53,787 10,600 5,821 135,306	136,338 26,867 14,755 342,946
Janet A. Gregory	4,790 1,500 500	0.29 0.09 0.03	27.88 19.25 18.50	1/11/10 3/2/10 3/6/10	84,058 18,172 5,821	213,070 46,058 14,755

(1)
No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest at the rate of 1/4 of the total number of securities subject to the option at the end of tone year after date of grant and 1/48 of the total number of securities subject to the option each month thereafter, subject to continued employment or provision of services to Latitude.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3)
The Company granted stock options representing 1,631,110 shares to employees in the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year that ended December 31, 2000. The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of "in-the-money" stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable(1)
Emil C.W. Wang	—	—	126,118/73,709	320,878/119,034
Rick M. McConnell	—	—	89,272/127,963	41,116/44,384
R. Dixon Speas	—	—	52,500/140,097	—/—
Edward D. Tracy	—	—	53,305/76,522	100,760/37,278
Stephan S. Pao	—	—	47,005/107,414	15,850/7,575
Janet A. Gregory	37,980	105,082(2)	—/—	—/—

(1)
Based on the $3.875 per share closing price of our common stock on The Nasdaq Stock Market on December 29, 2000, less the exercise price of the options.

(2)
Value realized is calculated based on the closing price of our common stock as reported on the Nasdaq Stock Market on the date of exercise ($3.75 on December 20, 2000) minus the exercise price of the option (36,918 shares at $1.00 and 1,062 shares at $0.40) and does not necessarily indicate that the optionee sold such stock.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company's executive officers during the fiscal year that ended December 31, 2000. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our 1993 Stock Option Plan and 1999 Stock Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

    Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. Latitude's compensation policy is generally aimed at rewarding executives for achieving corporate and individual objectives and aligning the interests of executives with the interests of the Company. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. In addition, officers of the Company with sales responsibility are eligible to receive commissions based on sales bookings.

    The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

    Latitude has adopted a bonus program for its executive officers which is intended to provide a direct link between executive compensation and the achievement of corporate objectives. Each executive officer is eligible for a bonus based on achievement by the Company of certain financial targets set by the Board.

Long-Term Incentive Compensation

    The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and industry practices and norms. Specifically, the 2000 bonus program awards were based on revenue targets plus customer service and employee satisfaction metrics set by the Board. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

    Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

    Mr. Wang has served as the Company's President and Chief Executive Officer since April 1993. His base salary for fiscal 2000 was $157,716. Mr. Wang was paid a bonus of $44,459 in fiscal 2000 based on the Company's achievement of quarterly revenue targets. Mr. Wang was also granted stock options to purchase an aggregate 6,790 shares in fiscal 2000. The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Wang's salary and stock option grant.

Deductibility of Executive Compensation

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1999 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

          Compensation Committee:

          F. Gibson Myers
          James L. Patterson

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of the Board of Directors currently consists of Mr. Myers and Mr. Patterson. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

    The Audit Committee of our Board of Directors is composed of two independent directors and operates under a written charter originally adopted by the Board of Directors in February 1999 and amended in April 2001, which is included in this proxy statement as Appendix A. The members of the Audit Committee are Robert J. Finocchio, Jr. and James L. Patterson. The Board expects to appoint a third member to the Audit Committee by June 14, 2001. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

    The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

    The Audit Committee held four meetings during the fiscal year 2000. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, the internal auditors and our independent public accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2000 with management and the independent accountants.

    The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

    The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company.

    Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    The Audit Committee of the Board of Directors of Latitude Communications, Inc.:

Robert J. Finocchio, Jr.
James L. Patterson

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

    During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP, our independent auditor and principal accountant, billed the fees set forth below. The audit committee of the board of directors has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.

Audit Fees	$159,000
Financial Information Systems Design and Implementation Fees	$—
All Other Fees	$53,912

TRANSACTIONS WITH MANAGEMENT

    The Company has entered into separate indemnification agreements with each of our directors and officers. These agreements require the Company to, among other things, indemnify such director or officer against expenses including attorney's fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company. The Company is not required to indemnify officers and directors from liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest. In addition, the indemnification agreements require the Company to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. We believe that our Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return data for the Company's stock since May 7, 1999 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq Composite Index and (ii) the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on May 7, 1999, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN *
AMONG LATITUDE, NASDAQ COMPOSITE INDEX
AND NASDAQ TELECOMMUNICATIONS INDEX

* Assumes $100 invested on May 7, 1999 in stock or index, including reinvestment of dividends.

	5/7/99	6/30/99	9/30/99	12/31/99	3/31/00	6/30/00	9/29/00	12/29/00
Latitude Communications	$100.00	$108.33	$243.23	$217.71	$218.75	$93.23	$64.58	$32.29
Nasdaq Composite Index	$100.00	$107.29	$109.69	$162.54	$182.65	$158.41	$146.70	$98.68
Nasdaq Telecommunications Index	$100.00	$98.27	$93.72	$152.31	$165.30	$130.61	$109.49	$69.52

Section 16 Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements.

Other Matters

    The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                      By Order of the Board of Directors,

                      Rick M. McConnell
                      Vice President, Finance
                      and Chief Financial Officer

May 3, 2001
Santa Clara, California

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

    The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Latitude Communications, Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

    The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

    The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

Membership

    The Audit Committee must be comprised of at least three members (two members prior to June 14, 2001) of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. The membership of the Audit Committee shall, in the aggregate, meeting the listing and maintenance criteria of the Nasdaq National Market.

Meetings

    The Audit Committee will meet with the President and the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

Responsibilities

    The responsibilities of the Audit Committee shall include:

  1.
  Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

  2.
  Reviewing the plan for the audit and related services at least annually;

  3.
  Reviewing audit results and annual and interim financial statements;

A-1

  4.
  Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1;

  5.
  Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

  6.
  Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  7.
  Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

  8.
  Overseeing the effectiveness of the internal audit function;

  9.
  Overseeing the Company's compliance with the Foreign Corrupt Practices Act;

  10.
  Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  11.
  Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

    Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Reports

    The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

A-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF LATITUDE COMMUNICATIONS, INC. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2001

   The undersigned stockholder of Latitude Communications, Inc. a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 3, 2001 and hereby appoints Emil C.W. Wang and Rick M. McConnell or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Latitude Communications, Inc. to be held on Thursday, June 7, 2001 at 9:00 a.m., local time, at 2121 Tasman Drive, Santa Clara, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below:

   PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001:

                   / / FOR                    / / AGAINST                   / / ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Signature	Date:
Signature	Date:

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

QuickLinks

Notice of Annual Meeting of Stockholders To Be Held June 7, 2001
PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS JUNE 7, 2001
PROPOSAL RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
TRANSACTIONS WITH MANAGEMENT
STOCK PERFORMANCE GRAPH
COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN * AMONG LATITUDE, NASDAQ COMPOSITE INDEX AND NASDAQ TELECOMMUNICATIONS INDEX
APPENDIX A AUDIT COMMITTEE CHARTER